Exhibit 99.1

December 10, 2018
Re: Tender offer by a third party for KBS Real Estate Investment Trust III, Inc. shares
Dear KBS REIT III Stockholder:
You may soon receive, or have already received, correspondence from Comrit Investments 1, Limited Partnership (“Comrit”) related to a tender offer to purchase your shares of KBS Real Estate Investment Trust III, Inc. (the “REIT”). Comrit has informed us that its offer price will be $9.51 per share. We believe Comrit’s offer price is substantially below the value of your shares and recommend against selling your shares at that price.
To decline Comrit’s tender offer, simply ignore it. You do not need to respond to anything.
In arriving at our recommendation against selling your shares to Comrit, we considered the following:

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On December 3, 2018, the REIT’s board of directors approved an estimated value per share of the REIT’s common stock of $12.02, based on the estimated value of the REIT’s assets less the estimated value of the REIT’s liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2018, with the exception of an adjustment to the REIT’s net asset value for the acquisition and assumed loan costs related to the REIT’s buyout of a joint venture partner’s equity interest in a joint venture that closed subsequent to September 30, 2018 and a reduction to the REIT’s net asset value for deferred financing costs related to a portfolio revolving loan facility that closed subsequent to September 30, 2018. We note that the estimated value per share did not take into account estimated disposition costs and fees for real estate properties that were not under contract to sell as of December 3, 2018, debt prepayment penalties that could apply upon the prepayment of certain of the REIT’s debt obligations, the impact of restrictions on the assumption of debt, swap breakage fees that may be incurred upon the termination of certain of the REIT’s swaps prior to expiration, or acquisition-related costs and financing costs related to any future acquisitions subsequent to December 3, 2018. For a full description of the methodologies and assumptions used in the REIT’s valuation, see the REIT’s Current Report on Form 8-K, filed with the SEC on December 6, 2018 (the “Current Report”).

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The REIT’s share redemption program provides stockholders the ability to sell their shares to the REIT, subject to certain restrictions and limitations. During any calendar year, the REIT may redeem (i) only the number of shares that the REIT could purchase with the amount of net proceeds from the sale of shares under the REIT’s dividend reinvestment plan during the prior calendar year unless the REIT’s board of directors authorizes additional funds for redemption (and provided that the last $10.0 million of available funds is reserved for Special Redemptions (defined below)) and (ii) no more than 5% of the weighted average number of shares outstanding during the prior calendar year.

Based on the amount of net proceeds raised from the sale of shares under the REIT’s dividend reinvestment plan during 2017, the REIT initially had $59.8 million available for redemptions of shares eligible for redemption in 2018. On May 8, 2018, the REIT’s board of directors approved an increase of the funding available solely for redemptions sought in connection with a stockholder’s death, “Qualifying Disability” or “Determination of Incompetence” (each as defined in the share redemption program and together with redemptions sought in connection with a stockholder’s death, “Special Redemptions”) by up to an additional $10.0 million for the May 2018 redemption date. In addition, on May 8, 2018, the REIT’s board of directors approved the Fourth Amended and Restated Share Redemption Program, which was effective for the June 2018 redemption date, and which provides, among other changes, with respect to calendar year 2018 only, that in addition to the number of shares that the REIT could purchase with the amount of net proceeds from the sale of shares under the REIT’s dividend reinvestment plan during calendar year 2017, that the REIT may redeem up to an additional $42.0 million of shares, less the actual dollar amount of Special Redemptions processed on the May 2018 redemption date (such difference, the “2018 Additional Funding”); provided, however, that once the REIT has received requests for redemptions, whether in connection with Special Redemptions or otherwise, that if honored would result in the amount of the remaining 2018 Additional Funding being $10.0 million or less, the remaining $10.0 million of the 2018 Additional Funding shall be reserved exclusively for Special Redemptions.
As a result of the above-referenced limitations on the number of shares the REIT can purchase pursuant to the share redemption program, as of June 30, 2018, the REIT had exhausted all funds available for ordinary redemptions in 2018. As of September 30, 2018, the REIT had $8.5 million available in connection with Special Redemptions for the remainder of 2018. As of November 30, 2018, the REIT had a total $16.7 million of outstanding and unfulfilled ordinary redemption requests, representing 1,501,412 shares. Because of the limitations on the dollar amount of shares that may be redeemed under the share redemption program and the number of shares that may be redeemed during a calendar year, it is not likely that the REIT will be able to redeem shares submitted as ordinary redemptions for the remainder of 2018.
The annual dollar limitation under the share redemption program will be reset in 2019, and the REIT may redeem the number of shares in 2019 that the REIT could purchase with the amount of net proceeds from the sale of shares under the REIT’s dividend reinvestment plan during the 2018 calendar year. Based on the amount of net proceeds raised from the sale of shares under the REIT’s dividend reinvestment plan through November 30, 2018, the REIT will have over $56.1 million available for redemptions of shares eligible for redemption in 2019; provided, that once the REIT has received requests for redemptions, whether in connection with Special Redemptions or otherwise, that if honored, and when combined with all prior redemptions made during the calendar year, would result in the amount of remaining funds available for the redemption of additional shares in such calendar year being $10.0 million or less, the last $10.0 million of available funds shall be reserved exclusively for Special Redemptions.
Our board may amend, suspend or terminate the share redemption program upon 10 business days’ notice to stockholders.

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We believe that Comrit’s offer is meant to take advantage of the illiquidity of the REIT’s shares by buying your shares at a price significantly below their fair value in order to make a significant profit.

The REIT believes that tendering stockholders whose shares are accepted for payment will lose the opportunity to participate in any potential future upside and future growth of the REIT with respect to such shares and will lose the right to receive any future distributions that the REIT may declare and pay.
Please be aware that Comrit is in no way affiliated with the REIT, the REIT’s external advisor, KBS Capital Advisors LLC (the “Advisor”), or KBS Capital Markets Group LLC. Also, please note that Comrit does not have a copy of the REIT’s stockholder list. Comrit’s mailing will be conducted by a third party, which has agreed to keep the stockholder list confidential.

We urge you to consult your financial advisor and exercise caution with respect to these and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.
In order to avoid the costs of additional mailings, the REIT may post any updates or changes to its response to this mini-tender offer and/or responses to future mini-tender offers at www.kbsreitiii.com, under the “Investor Information” section, and will file such updates or changes with the SEC on a Current Report on Form 8-K. If you have any questions related to the tender offer, please contact KBS Capital Markets Group LLC at 1-866-527-4264.
Thank you for your investment in the REIT.

Sincerely,
Charles J. Schreiber, Jr.
Chairman of the Board,
Chief Executive Officer and Director

Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The REIT intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the REIT and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The REIT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The REIT makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.

The appraisal methodology for the REIT’s appraised real estate properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the appraised real estate properties, with respect to Duff & Phelps, LLC, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, LLC, the Advisor and the REIT, are the respective party’s best estimates as of September 30, 2018 or December 3, 2018, as applicable, the REIT can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the REIT’s appraised real estate properties and the estimated value per share. Actual events may cause the value and returns on the REIT’s investments to be less than that used for purposes of the estimated value per share. These statements also depend on factors such as: future economic, competitive and market conditions; the REIT’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the REIT’s Annual Report for the year ended December 31, 2017 and in Part II, Item 1A of the REIT’s Quarterly Report on Form 10-Q for the period ended September 30, 2018, each as filed with the SEC. No assurances can be given that the REIT will continue to declare distributions or that the estimated value per share of the shares will not decrease in the future. Stockholders may have to hold their shares for an indefinite period of time.